UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2005

COMBINATORX, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51171	04-3514457
(Commission File No.)	(IRS Employer Identification No.)

650 Albany Street
Boston, MA 02118
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 425-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)  On December 15, 2005, the Board of Directors (the “Board”) of CombinatoRx, Incorporated (“CombinatoRx”), based upon the recommendation of CombinatoRx’s Nominating and Corporate Governance Committee, appointed Barbara Deptula to the Board.  Ms. Deptula was assigned to serve on the Compensation Committee of the Board.  On July 1, 2005, Ms. Deptula was granted an option to purchase 5,700 shares of CombinatoRx common stock, at an exercise price of $1.3125 per share, such option was fully exercisable upon the date of grant.  In addition, in connection with her appointment to the Board, on December 15, 2005, Ms. Deptula was granted an option to purchase 22,857 shares of CombinatoRx common stock, at an exercise price of $8.21 per share.  Such option will vest with respect to 25% of the shares on December 15, 2006, and the remainder of which will vest in increments of 6.25% at the end of each three month period thereafter.

Item 8.01.                                          Other Events.

On December 16, 2005, CombinatoRx issued a press release announcing the appointment of Ms. Deptula to the Board, as discussed in Item 5.02 of this Current Report on Form 8-K.  The full text of CombinatoRx’s press release regarding the announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(c)                                  Exhibits

Exhibit No.	Description
99.1	Press release of CombinatoRx, Incorporated. dated December 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBINATORX, INCORPORATED

	By:	/s/ Robert Forrester
Name: Robert Forrester
Title: Chief Financial Officer, Treasurer and Secretary

Dated: December 16, 2005